Exhibit 3.2











                                     BYLAWS

                                       OF

                           USANA HEALTH SCIENCES, INC.



                         Effective as of April 19, 2006





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                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

Article 1.  OFFICES                                                          1

        1.1     Business Offices                                             1
        1.2     Registered Office                                            1

Article 2.  SHAREHOLDERS                                                     1

        2.1     Annual Meeting                                               1
        2.2     Special Meetings                                             1
        2.3     Place of Meeting                                             1
        2.4     Notice of Meeting                                            1

                a.    Content and Mailings Requirements                      1
                b.    Effective Date                                         2
                c.    Effect of Adjournment                                  2

        2.5     Waiver of Notice                                             2

                a.    Written Waiver                                         2
                b.    Attendance at Meetings                                 2

        2.6     Record Date                                                  3

                a.    Fixing of Record Date                                  3
                b.    Effect of Adjournment                                  3

        2.7     Shareholder List                                             3
        2.8     Shareholder Quorum and Voting Requirements                   3

                a.    Quorum                                                 3
                b.    Voting Groups                                          4
                c.    Shareholder Action                                     4

        2.9     Proxies                                                      4
        2.10    Voting of Shares                                             4
        2.11    Meetings by Telecommunications                               4
        2.12    Action Without a Meeting                                     4

                a.    Written Consent                                        4
                b.    Post-Consent Notice                                    5
                c.    Effective Date and Revocation of Consents              5
                d.    Unanimous Consent for Election of Directors            5



Article 3.  BOARD OF DIRECTORS                                               5

        3.1     General Powers                                               5
        3.2     Number, Tenure and Qualifications                            6
        3.3     Regular Meetings                                             6


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        3.4     Special Meetings                                             6
        3.5     Notice of Special Meetings                                   6
        3.6     Quorum and Voting                                            7

                a.    Quorum                                                 7
                b.    Voting                                                 7
                c.    Presumption of Assent                                  7

        3.7     Meetings by Telecommunications                               7
        3.8     Action Without a Meeting                                     7
        3.9     Resignation                                                  7
        3.10    Removal                                                      8
        3.11    Vacancies                                                    8
        3.12    Compensation                                                 8
        3.13    Committees                                                   8
        3.14    Audit Committee                                              8
        3.15    Compensation Committee                                       9
        3.16    Nominating and Governance Committee                          9
        3.17    Other Committees                                             9

Article 4. OFFICERS                                                          9

        4.1     Number                                                       9
        4.2     Appointment and Term of Office                               9
        4.3     Removal                                                      10
        4.4     Resignation                                                  10
        4.5     Authority and Duties of Officers                             10

                a.    Chief Executive Officer                                10
                b.    President                                              10
                c.    Vice- Presidents                                       10
                d.    Secretary                                              11
                e.    Chief Financial Office                                 11

        4.6     Salaries                                                     11

Article 5.  INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS
              AND EMPLOYEES                                                  11

        5.1     Mandatory Indemnification of Directors and Officers          11
        5.2     Mandatory Advancement of Expenses for Directors and Officers 11

        5.3     Voluntary Indemnification of Agents and Employees
                Who Are Not Directors or Officers                            12
        5.4     Insurance                                                    12

Article 6.  STOCK                                                            12

        6.1     Issuance of Shares                                           12
        6.2     Certificates for Shares                                      12

                 a.    Content                                               12
                 b.    Legend as to Class or Series                          13
                 c.    Shareholders List                                     13
                 d.    Transferring Shares                                   13

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        6.3     Shares Without Certificates                                  13
        6.4     Registration of the Transfer of Shares                       13

Article 7.  MISCELLANEOUS                                                    13

        7.1     Inspection of Records by Shareholders                        13
        7.2     Corporate Seal                                               14
        7.3     Amendments                                                   14
        7.4     Fiscal Year                                                  14


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                                     BYLAWS
                                       OF
                           USANA HEALTH SCIENCES, INC.

                         Effective as of April 19, 2006



                               ARTICLE 1. OFFICES

     1.1. Business Offices. The principal office of USANA Health Sciences, Inc.
          ----------------
(the "Corporation") shall be located in such location as the Corporation's Board of Directors (the "Board of Directors") may determine from time to time. The Corporation may have such other offices, either within or without Utah, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     1.2. Registered Office. The registered office of the Corporation, which is
          -----------------
required by the Utah Revised Business Corporation Act (as it may be amended from time to time, the "Act"), shall be located within the State of Utah and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.


                             ARTICLE 2. SHAREHOLDERS

     2.1. Annual Meeting. The annual meeting of the shareholders shall be held
          --------------
on such date and such time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     2.2. Special Meetings. Special meetings of the shareholders, for any
          ----------------
purpose or purposes described in the meeting notice, may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors, and shall be called by the Chief Executive Officer or President at the written request of either any two directors or the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     2.3. Place of Meeting. The Board of Directors may designate any place,
          ----------------
either within or without the State of Utah, as the place of meeting for any annual or any special meeting of the shareholders. If no designation is made by the directors, the place of meeting shall be the principal office of the Corporation in the State of Utah.

     2.4. Notice of Meeting
          -----------------

          (a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 10 nor more than 60 days before the date of the meeting.

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Such notice shall be delivered personally, by facsimile, by e-mail or by regular mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or by the Corporation's Articles of Incorporation (the "Articles of Incorporation") to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

          (b) Effective Date. Written notice shall be deemed to be effective at the earlier of: (1) when mailed, if addressed to the shareholder's address shown in the Corporation's current record of shareholders; (2) when received, if delivered personally; (3) when electronically transmitted, if delivered by e-mail or facsimile to the shareholder in a manner and to an address provided by the shareholder in an unrevoked consent; (4) five days after it is mailed by regular mail; or (5) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A consent for delivery of notice by electronic transmission shall be considered revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices that the Corporation has attempted to transmit based on such consent, and (ii) the inability to deliver notice by electronic transmission is known by the Corporation's Secretary, Assistant Secretary, transfer agent or any other person who is responsible for providing such notice.

          (c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, then notice must be given pursuant to the requirements of this section to those persons who are shareholders as of the new record date.

     2.5. Waiver of Notice
          ----------------

          (a) Written Waiver. A shareholder may waive any notice required by the Act, the Articles of Incorporation or these Bylaws (the "Bylaws"), by a writing signed by the shareholder that is entitled to the notice, which has been delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

          (b) Attendance at Meetings. A shareholder's attendance at a meeting:
(1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

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     2.6. Record Date
          -----------

          (a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive a distribution, the record date shall be the date on which the Board of Directors authorizes the distribution. If no record date is fixed by the board for the determination of shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs a consent.

          (b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date that was fixed for the original meeting.

     2.7. Shareholder List. After fixing a record date for a shareholders'
          ----------------
meeting, the Corporation shall prepare a list of the names of its shareholders that are entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

     2.8. Shareholder Quorum and Voting Requirements
          ------------------------------------------

          (a) Quorum. At any meeting of shareholders, a majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or in proxy, shall constitute a quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the


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meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

          (b) Voting Groups. If the Articles of Incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group that is entitled to vote on the matter.

          (c) Shareholder Action. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     2.9. Proxies. At all meetings of shareholders, a shareholder may vote in
          -------
person or by a proxy, which is executed in writing either by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     2.10. Voting of Shares. Unless otherwise provided in the Articles of
           ----------------
Incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Except as provided by specific court order, no shares of the Corporation that are owned, directly or indirectly, by a second Corporation, domestic or foreign, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting, if a majority of the shares entitled to vote for the election of directors of such second Corporation are held by the Corporation. The prior sentence shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     2.11. Meetings by Telecommunications. Any or all shareholders may
           ------------------------------
participate in an annual or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders participating may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

     2.12. Action Without a Meeting
           ------------------------

          (a) Written Consent. Except for the election of directors, any action which may be taken at a meeting of the shareholders may be taken without a


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meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

          (b) Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action that was authorized by such approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

          (c) Effective Date and Revocation of Consents. No action taken
              -----------------------------------------
pursuant to this section shall be effective unless all written consents on which the Corporation relies for the taking of an action are received by the Corporation within a 60-day period and not revoked. Such action is effective as of the date the last written consent necessary to effect the action is received, unless all of the written consents specify a later date as the effective date of the action. If the Corporation has received written consents signed by all shareholders that are entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Any such writing may be received by the Corporation by electronically transmitted facsimile or other form of communication that provides the Corporation with a complete copy thereof, including a copy of the signatures thereto. Any shareholder giving a written consent pursuant to this section may revoke the consent by a signed writing that describes the action and states that the consent is revoked, provided that such writing must be received by the Corporation prior to the effective date of the action.

          (d) Unanimous Consent for Election of Directors. Notwithstanding
              -------------------------------------------
subsection (a) of this section 2.12, directors may not be elected by written consent, unless such consent is unanimous by all shares that are entitled to vote for the election of directors.


                          ARTICLE 3. BOARD OF DIRECTORS

     3.1. General Powers. All corporate powers shall be exercised by or under
          --------------
the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

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     3.2. Number, Tenure and Qualifications. The authorized number of directors
          ---------------------------------
shall be not less than three nor more than nine. The current number of directors shall be within the limits specified above, as determined (or as amended from time-to-time) by a resolution that has been adopted by either the shareholders or by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation or removal. However, if a director's term expires, the director shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need be residents of the State of Utah or shareholders of the Corporation. A majority of the fixed number of directors shall be "independent" in accordance with the listing standards of the Nasdaq Stock Exchange.

     3.3. Regular Meetings. The Board of Directors may provide, by resolution,
          ----------------
the time and place for the holding of regular meetings without other notice than such resolution.

     3.4. Special Meetings. Special meetings of the Board of Directors may be
          ----------------
called by or at the request of either the Chairman of the Board, the Chief Executive Officer, the President, or of any two directors acting together. The person(s) authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors.

     3.5. Notice of Special Meetings. Notice of the date, time and place of any
          --------------------------
special meeting of the Board of Directors shall be given at least two days previously thereto either orally or in writing. Oral notice shall be effective when communicated in a comprehensive manner. Written notice shall be delivered personally, by facsimile, by e-mail or by regular mail, by or at the direction of the Chairman of the Board of Directors or other persons calling the meeting. Written notice is effective as to each director at the earlier of: (a) when mailed, if addressed to the director 's address shown in the Corporation's current records; (b) when received, if delivered personally; (c) when electronically transmitted, if delivered by e-mail or facsimile to the director in a manner and to an address provided by the director in an unrevoked consent;
(d) five days after it is mailed by regular mail; or (e) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A consent for delivery of notice by electronic transmission shall be considered revoked if
(i) the Corporation is unable to deliver by electronic transmission two consecutive notices that the Corporation has attempted to transmit based on such consent, and (ii) the inability to deliver notice by electronic transmission is known by the Corporation's Secretary, Assistant Secretary, transfer agent or any other person who is responsible for providing such notice. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, such waiver must be in writing and must be signed by the director entitled to such notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or to transacting business at the meeting, because of either lack of notice or defective notice,

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and does not thereafter vote for or assent to action taken at the meeting.
Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.6. Quorum and Voting.
          -----------------

          (a) Quorum. A majority of the number of directors prescribed by resolution adopted pursuant to section 3.2 of these Bylaws, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number.

          (b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation require a greater percentage.

          (c) Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or to be received by the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     3.7. Meetings by Telecommunications. Any or all directors may participate
          ------------------------------
in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     3.8. Action Without a Meeting. Any action that is required or permitted to
          ------------------------
be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, either any director has revoked a consent by a signed writing that is received by the Corporation or the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

     3.9. Resignation. A director may resign at any time by giving a written
          -----------
notice of resignation to the Corporation. Such a resignation is effective when the notice is received by the Corporation, unless the notice specifies a later


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effective date, and the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

     3.10. Removal. The shareholders may remove one or more directors at a
           -------
meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.

     3.11. Vacancies. Unless the Articles of Incorporation provide otherwise, if
           ---------
a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy. During the time of such vacancy, if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director who was elected by a voting group of shareholders: (1) if one or more directors are elected by the same voting group, only such directors are entitled to vote to fill the vacancy, if it is filled by the directors; and (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy, if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     3.12. Compensation. By resolution of the Board of Directors, each director
           ------------
may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity or from receiving compensation therefor.

     3.13. Committees. The Board of Directors shall establish the following
           ----------
three standing committees of the Board of Directors: (i) an Audit Committee;
(ii) a Compensation Committee; and (iii) a Nominating and Corporate Governance Committee, each having the authority and responsibilities that are described in the following sections of these Bylaws. Each of these three Committees shall have at least three members and the members of such Committees shall be "independent" or otherwise meet the qualifications for the members of such Committees as may be required by the listing standards of the Nasdaq Stock Exchange. The members of these three standing Committees shall serve at the pleasure of the Board of Directors.

     3.14. Audit Committee. The Audit Committee shall be responsible to hire and
           ---------------
oversee the activities of the Company's independent auditor, to oversee the Company's preparation of its financial statements, and to perform such other duties as are customary for an Audit Committee. The Board of Directors shall


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approve a charter for the Audit Committee that shall describe in detail the responsibilities of the members of such Committee. The members of the Audit Committee shall carry out their duties in accordance with that charter.

     3.15. Compensation Committee. The Compensation Committee shall be
           ----------------------
responsible to determine the compensation of the Company's officers and directors and to perform such other duties as are customary for an Compensation Committee. The Board of Directors shall approve a charter for a Compensation Committee that shall describe in detail the responsibilities of the members of such Committee. The members of the Compensation Committee shall carry out their duties in accordance with that charter.

     3.16. Nominating and Governance Committee. The Nominating and Governance
           -----------------------------------
Committee shall be responsible to nominate nominees to the Board of Directors, to plan for the succession of the Company's Chief Executive Officer, to oversee matters relating to the corporate governance of the Company, and to perform such other duties as are customary for a Nominating and Governance Committee. The Board of Directors shall approve a charter for the Nominating and Governance Committee that shall describe in detail the responsibilities of the members of such Committee. The Nominating Committee shall carry out its duties in accordance with that charter.

     3.17. Other Committees. In addition to the above three standing Committees,
           ----------------
the Board of Directors from time to time may establish one or more other Committees and may appoint members of the Board of Directors to serve on them. Each such Committee must have at least two members. Members of any such Committee shall serve at the pleasure of the Board of Directors. Those sections of this Article 3 which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.


                               ARTICLE 4. OFFICERS

     4.1. Number. The officers of the Corporation shall be the President and the
          ------
Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint such other officers and Assistant officers as may be deemed necessary or advisable by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or Assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

     4.2. Appointment and Term of Office. The officers of the Corporation shall
          ------------------------------
be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term does not grant to the officer any contract rights, and the board can remove the officer at any time prior to the termination of such term. If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4.3 of these Bylaws.

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     4.3. Removal. Any officer or agent may be removed by the Board of Directors
          -------
at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.4. Resignation. Any officer may resign at any time, subject to any rights
          -----------
or obligation under any existing contracts between the officer and the Corporation, by giving notice to the Secretary or to the Board of Directors. An officer's resignation shall be effective when received by the Corporation, unless the notice specifies a later effective date. The acceptance of such resignation by the Corporation shall not be necessary to make it effective.

     4.5. Authority and Duties of Officers. The officers of the Corporation
          --------------------------------
shall have the authority and shall exercise the powers and perform the duties that are specified below and as may be additionally specified by the Board of Directors or by these Bylaws, except that, in each event, each officer shall exercise such powers and perform such duties as may be required by law:

          (a) Chief Executive Officer. If appointed, the Chief Executive Officer
              -----------------------
presides at all meetings of the shareholders, is primarily responsible for the implementation of the policies of the Board of Directors, has general charge and control over the affairs of the Corporation, and performs such other duties that are incident to such office or that may be prescribed by the Board of Directors, subject only to the ultimate authority of the Board of Directors. The Chief Executive Officer may sign in the name of the Corporation any certificates, contracts or other instruments of the Corporation, except in cases where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or shall be required by law otherwise to be signed.

          (b) President. The President shall perform the functions of the Chief
              ---------
Executive Officer in the Chief Executive Officer's absence or vacancy. The President shall share responsibility with the Chief Executive Officer (if one is appointed) for the implementation of the policies of the Board of Directors and general management of the Corporation and shall perform the other duties that are incident to such office or that may be prescribed by the Board of Directors or by the Chief Executive Officer. The President shall be subject to the management of the Chief Executive Officer (if one is appointed) and the ultimate authority of the Board of Directors. The President may sign in the name of the Corporation any certificates, contracts, or other instruments of the Corporation, except in cases where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation or shall be required by law otherwise to be signed.

          (c) Vice-Presidents. If appointed, the Vice-President (or if there is
              ---------------
more than one, each Vice-President) shall assist the President and shall perform such duties as may be assigned to him or her by the President or by the Board of Directors. If appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. (If there is no Vice-President, then the Chief Financial Officer shall perform such duties of the President.) If a person is designated Chief Operating Officer, such person shall be deemed also a Vice-President.

          (d) Secretary. The Secretary shall: (i) keep the minutes of the
              ---------
proceedings of the shareholders, the Board of Directors and any committees of the board in one or more books that are provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records; (iv) when requested or required, authenticate any records of the Corporation; (v) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (vi) sign with the Chief Executive Officer, President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vii) have general charge of the stock transfer books of the Corporation; and (viii) in general, perform all duties that are incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer, the President, or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers as the Secretary, subject to the supervision of the Secretary.

          (e) Chief Financial Officer. If appointed, the Chief Financial Officer
              -----------------------
shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (iii) in general, perform all of the duties that are incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Chief Executive Officer, the President, or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.6. Salaries. The salaries of the officers shall be fixed from time to
          --------
time by the Board of Directors.

                    ARTICLE 5. INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, AGENTS AND EMPLOYEES

     5.1. Mandatory Indemnification of Directors and Officers. The Corporation
          ---------------------------------------------------
shall indemnify any individual who is made a party to a proceeding because the individual is or was a director or officer of the Corporation, against liability and/or expenses that are incurred in connection with such proceeding, to the maximum extent allowed under Utah law.

     5.2. Mandatory Advancement of Expenses for Directors and Officers. The
          ------------------------------------------------------------
Corporation shall advance expenses to any individual who is made a party to a proceeding because the individual is or was a director or officer of the Corporation, which expenses are incurred in connection with such proceeding, to the maximum extent permissible under Utah law.

     5.3. Voluntary Indemnification of Agents and Employees Who Are Not
          -------------------------------------------------------------
Directors or Officers. The Board of Directors may indemnify and advance expenses
---------------------
to any employee or agent of the Corporation who is not a director or officer of the Corporation to any extent consistent with public policy, as determined by the general or specific actions of the Board of Directors.

     5.4. Insurance. By action of the Board of Directors, notwithstanding any
          ---------
interest of the directors in such action, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability and/or expenses that are incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify such person under the applicable provisions of the Act.


                                ARTICLE 6. STOCK

     6.1. Issuance of Shares. The Corporation may issue the number of shares of
          ------------------
each class or series of capital stock that have been authorized by the Articles of Incorporation. The issuance or sale by the Corporation of any shares of its authorized capital stock of any class shall be made only upon authorization by the Board of Directors, unless otherwise provided by statute. The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed (if such contracts are in writing), or other securities of the Corporation. Shares shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, which shall not be less than the par value per share.

     6.2. Certificates for Shares.
          -----------------------

          (a) Content. Shares may but need not be represented by certificates in such form as shall be determined by the Board of Directors. Any such certificate shall state on its face, at a minimum, the name of the Corporation, that it is formed under the laws of the State of Utah, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. Such certificates shall be signed (either manually or by facsimile) by any two officers of the Corporation and may be sealed with a corporate seal or a facsimile thereof. If the certificates are signed by facsimile, such certificates must be countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified.

          (b) Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations that are applicable to each class and the variations in rights, preferences, and limitations for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish this information to the shareholder, without charge, upon the request of the shareholder in writing.

          (c) Shareholder List. The Corporation shall maintain a shareholder list, which shall contain the names and addresses of the persons to whom the shares of the Corporation have been issued, the number of shares, and date of issuance.

          (d) Transferring Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and with such indemnity to the Corporation as the Board of Directors may prescribe.

     6.3. Shares Without Certificates. The Board of Directors may authorize the
          ---------------------------
issuance of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates under section 6.2 of these Bylaws.

     6.4. Registration of the Transfer of Shares. Registration of the transfer
          --------------------------------------
of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand in the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE 7. MISCELLANEOUS

     7.1. Inspection of Records by Shareholders. In accordance with the
          -------------------------------------
limitations of the Act, a shareholder of the Corporation shall be entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation required to be maintained by the Corporation under the Act, if such person gives the Corporation written notice of the demand at least five business days before the date on which such a person wishes to conduct such inspection.

     7.2. Corporate Seal. The Board of Directors may provide a corporate seal
          --------------
which may be circular in form and shall have inscribed thereon any designation including the name of the Corporation, the state of incorporation, and the words "Corporate Seal."

     7.3. Amendments. The Corporation's Board of Directors may amend or repeal
          ----------
the Corporation's Bylaws at any time. Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater. The shareholders of the Corporation shall not make amendments to the Bylaws; any such provision that is adopted by the shareholders shall be placed instead in the Corporation's Articles of Incorporation.

     7.4. Fiscal Year. The fiscal year of the Corporation shall be established
          -----------
by the Board of Directors.


                                 [End of Bylaws]




     I hereby certify that the above Bylaws were adopted by a resolution of the Corporation's Board of Directors, dated April 19, 2006, to be effective as of date hereof.



                                            ------------------------------------
                                            Gilbert A. Fuller
                                            Corporate Secretary